EXHIBIT 10.1

TRI-PARTY AGREEMENT

THIS TRI-PARTY AGREEMENT (this “Agreement”) is made and entered into as of February 3, 2005 by and among EMERGYSTAT, INC., a Mississippi corporation, EMERGYSTAT OF SULLIGENT, INC., an Alabama corporation, EXTENDED EMERGENCY MEDICAL SERVICES, INC., an Alabama corporation, MED EXPRESS OF MISSISSIPPI, LLC, a Mississippi limited liability company (collectively, “Borrower”), BAD TOYS HOLDINGS, INC., a Nevada corporation (“Purchaser”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”).

RECITALS

FIRST:	Borrower and Lender are parties to that certain Loan And Security Agreement dated as of April 30, 2003 (as amended, modified, and/or restated from time to time, the “Loan Agreement”), as modified by the Forbearance Agreements.

SECOND:	Borrower has been in default under the Loan Agreement for an extensive period of time pursuant to Existing Defaults and other matters stated in the Forbearance Agreements. During that time, Borrower has made multiple requests asking Lender to continue to forbear from exercising its collection and other rights, and to make further advances under the Loan Agreement. Lender has agreed to those requests by Borrower under the terms and conditions of the Forbearance Agreements.

THIRD:	The last day of the current forbearance period is January 31, 2005. Borrower has represented to Lender that (a) the shareholders of Emergystat, Inc. have entered into an agreement dated , 2 , to transfer ninety percent (90%) of the issued and outstanding capital stock of Emergystat, Inc. to Southland Health Services, Inc. (“Southland Health Services”), (b) the shareholders of Emergystat of Sulligent, Inc. have entered into an agreement dated , 2 , to transfer ninety percent (90%) of the issued and outstanding capital stock of Emergystat of Sulligent, Inc. to Southland Health Services (the agreements described in subsections (a) and (b) shall be referred to collectively in this Agreement as the, “Emergystat Purchase Agreement”, and the stock purchases described in subsections (a) and (b) shall be referred to collectively in this Agreement as the (“Emergystat Stock Purchase”), and (c) Southland Health Services has entered into a Capital Stock Purchase Agreement, dated on or about December 27, 2004 (the “Southland Purchase Agreement”) with the Purchaser, whereby the Purchaser is to acquire all of the equity interests of Southland Health Services, and thereby indirectly acquire the entities comprising Borrower (the “Southland Stock Purchase”). Borrower and Purchaser also have represented to Lender that the Emergystat Stock Purchase, together with the Southland Stock Purchase, will result in Borrower’s indefeasible payment in full of all Obligations owing to Lender.

FOURTH:	Without Lender’s prior written consent, a change in the legal ownership of the capital stock of Borrower would be a breach of the negative covenant set forth in Section 7.14 of the Loan Agreement. Accordingly, Borrower and Purchaser have requested that Lender consent to the Emergystat Stock Purchase and extend the forbearance period until March 18, 2005.

FIFTH:	Lender is willing (i) only upon the terms and conditions set forth in this Agreement, to consent to the Emergystat Stock Purchase, and (ii) only upon the terms and conditions set forth in that certain letter agreement dated of even date herewith between Borrower and Lender (the “2/1/05 Forbearance Agreement”), to extend the forbearance period.

ACCORDINGLY, for good and valuable consideration, the parties hereby agree as follows:

1. Definitions. Unless otherwise defined in this Agreement or in the above Recitals, all capitalized terms used herein shall have the meanings ascribed to them in the “Forbearance Agreements” as that term is defined in the 2/1/05 Forbearance Agreement. In addition, the following capitalized terms shall have the meanings set forth below:

1.1 “Emergystat Closing Date” means the date on which the legal ownership of certain stock of Emergystat, Inc. and of Emergystat of Sulligent, Inc. is transferred to Southland Health Services pursuant to the Emergystat Purchase Agreement.

1.2 “Event of Default” has the meaning given to it in Section 11 below.

1.3 “GE Healthcare”. means GE Healthcare Financial Services and/or its affiliates, GE Healthcare itself being affiliated with Lender.

1.4 “Governmental Authority” means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

1.5 “Material Adverse Effect” means any fact, event or circumstance that, alone or when taken with other events or conditions occurring or existing concurrently with such event or condition (i) has or is reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, prospects, or properties of Purchaser; (ii) has or is reasonably expected to have any material adverse effect on the validity or enforceability of this Agreement; (iii) materially impairs or is reasonably expected to materially impair the ability of Purchaser to perform under this Agreement; (iv) materially impairs or is reasonably expected to materially impair the ability of Lender to enforce its rights and remedies under this Agreement; or (v) has or is reasonably expected to have any material adverse effect on Lender’s Collateral.

1.6 “paid in full” or “payment in full”, means the receipt of cash or cash equivalents equal to the full amount of the required payment, including, without limitation, the principal amount, all interest thereon, and all fees and costs actually and reasonably incurred, to the date of such payment; provided, however, that any such payment in full to Lender shall be indefeasible and any such cash or cash equivalents that Lender may be required to return or disgorge for any reason shall not be deemed to have been paid to Lender for the purposes of determining whether Lender has been “paid in full”, or received “payment in full”.

1.7 “Person” means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

1.8 “Southland Closing Date” means the date on which the legal ownership of Southland Health Services is transferred to the Purchaser pursuant to the Southland Purchase Agreement.

2. Recitals. By this reference the above Recitals are incorporated into and made a part of the body of this Agreement.

3. Payment of Borrower’s Obligations

3.1 $500,000 Payment. On the earlier to occur of: (i) the fifteenth day following the Emergystat Closing Date, or (ii) February 15, 2005, Borrower shall pay to Lender, and Purchaser shall cause Borrower to pay to Lender, and Lender shall have received payment in full, in immediately available funds, of an amount equal to Five Hundred Thousand Dollars ($500,000.00) (the “$500,000 Paydown”).

3.2 Payment In Full. On or before March 15, 2005, Borrower shall pay to Lender, and Purchaser shall cause Borrower to pay to Lender, and Lender shall have received payment in full, in immediately available funds, of the entire amount of the Obligations owing to Lender, as determined by Lender in accordance with the Loan Agreement, the Other Loan Documents, and the Forbearance Agreements.

4. Payment of GE Healthcare Obligations. On or before March 30, 2005, Borrower shall pay to GE Healthcare, and Purchaser shall cause Borrower to pay to GE Healthcare, and GE Healthcare shall have received payment in full of, in immediately available funds, either: (i) the entire amount of the GE Healthcare Obligations (as that term, not the amount, is defined in that certain forbearance letter agreement dated January 21, 2005 between Borrower and Lender), or (ii) an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00). In the event of a payment to GE Healthcare under subdivision (ii) of this Section 4 and not a payment under subdivision (i) hereof, then on or before April 29, 2005, Borrower shall pay to GE Healthcare, and Purchaser shall cause Borrower to pay to GE Healthcare, and GE Healthcare shall have received payment in full, in immediately available funds, of the entire amount of the GE Healthcare Obligations. Borrower shall continue to make regularly scheduled payments when due to GE Healthcare with respect to the GE Healthcare Obligations until such time when GE Healthcare shall have received payment in full of the entire amount of the GE Healthcare Obligations, and nothing contained in this Agreement shall be construed to excuse or extend the time or times when such regularly scheduled payments are due.

5. Obligation Amounts. Each of Borrower and Lender acknowledges and agrees that Schedule “1” attached hereto (and incorporated herein by this reference) accurately and correctly states the amount of the Obligations due and owing from Borrower to Lender as of February 1, 2005. Each of Borrower and Lender acknowledges and agrees that Schedule “2” attached hereto (and incorporated herein by this reference) accurately and correctly states the amount of the GE Healthcare Obligations due and owing from Borrower to GE Healthcare as of February 1, 2005. Each of Purchaser and Borrower understands and acknowledges that: (i) the amount of the Obligations may increase between February 1, 2005, and the date of any payment in full of the Obligations, (ii) the amount of the GE Healthcare Obligations may increase between February 1, 2005, and the date of any payment in full of the GE Healthcare Obligations, and (iii) Borrower, and pursuant to Sections 11.1 through 11.7 of this Agreement, Purchaser, shall be obligated to pay the entire amount of the Obligations and the GE Healthcare Obligations as of the actual date of any payment in full of the Obligations and the GE Healthcare Obligations.

6. Consent. Lender’s consent to the Emergystat Stock Purchase and the Southland Stock Purchase is subject to the full satisfaction of the following conditions: (i) Borrower and Purchaser have executed and delivered this Agreement to Lender, (ii) Borrower has executed and delivered to Lender the 2/1/05 Forbearance Agreement, (iii) both the Emergystat Closing Date and the Southland Closing Date occur not later than three (3) business days after the execution and delivery of this Agreement, (iv) prior to the Emergystat Closing Date, there is no modification or amendment to the Purchase Agreement which would change the nature of the purchase from a stock sale to sale of any of Borrower’s assets constituting Lender’s Collateral, and none of the transactions contemplated by the Emergystat Purchase Agreement or the Southland Purchase Agreement in any way affects the current legal ownership of any of Borrower’s assets, Lender’s Collateral, or the perfection or priority of Lender’s security interests therein.

7. Purchase Agreement; Stock Purchase. Each of Borrower and Purchaser acknowledges and agrees that Lender has not been privy to or had any involvement with respect to either the Emergystat Purchase Agreement or the Southland Purchase Agreement, the terms thereof, the initiation thereof, or the negotiations relating thereto.

8. GE Healthcare Forbearance Documents. The Emergystat Stock Purchase constitutes a default under the GE Healthcare Documents. As consideration for the request by Borrower and Purchaser for GE Healthcare’s forbearance from exercising its rights and remedies on account of the Emergystat Stock Purchase, Borrower shall, and Purchaser shall cause Borrower to, execute and deliver to GE Healthcare each and all of the GE Healthcare Forbearance Documents, all in form, content, and detail acceptable to GE Healthcare in its sole discretion, upon GE Healthcare’s request, including, but not limited to, documents listed in subsections (i), (ii), and (iii) of Paragraph 4(B) set forth in the Twentieth Forbearance Agreement dated January 21, 2005. By this express reference, the text of such subsections (i), (ii), and (iii) are incorporated into and made a part of this Section 8 of this Agreement. Each of Borrower and Purchaser understands and acknowledges that notwithstanding any provision set forth in this Agreement, GE Healthcare does and shall reserve all of its rights and remedies under the GE Healthcare Documents with respect to the Emergystat Stock Purchaser and otherwise.

9. Resolution of Enforcement Notice. Purchaser shall cause Borrower to perform fully and timely the requirements set forth in Paragraph C.2 of the 2/1/05 Forbearance Agreement. In addition, in the event Purchaser has any communications (whether electronic, telephonic, or otherwise) with the IRS with respect to the Enforcement Notice, Purchaser shall immediately notify Lender of such communications and provide to Lender true and complete copies of all such documented communications, including both communications received by Purchaser and communications transmitted by Purchaser.

10. Representations; Warranties. The representations and warranties made in this Section 10 by Purchaser are being made to induce Lender to enter into this Agreement and into the 2/1/05 Forbearance Agreement, and Lender has relied, and will continue to rely, upon such representations and warranties from and after the execution and delivery of this Agreement. Such representations and warranties shall survive until all of the Obligations owed to Lender by Borrower are indefeasibly paid in full. Purchaser represents and warrants to Lender as follows:

10.1 Due Diligence. Purchaser is a sophisticated buyer with respect to the Emergystat Stock Purchase, the Emergystat Purchase Agreement, the Southland Stock Purchase, and the Southland Purchase Agreement and has adequate information concerning the status of the Borrower’s Obligations to Lender and the GE Healthcare Obligations, in order to make an informed decision regarding Purchaser’s undertaking the obligations set forth in this Agreement. Purchaser has not relied upon statements from Lender or Lender’s counsel (other than any expressly stated in this Agreement) but instead has performed and relied upon Purchaser’s own independent investigations, inquiries, and evaluations, including, without limitation, meetings with Borrower, all of which were in such depth as Purchaser deemed appropriate under the circumstances. Purchaser has not sought nor received any information, financial or otherwise, from Lender regarding Borrower.

10.2 Capital Stock Sale. The transaction contemplated by the Emergystat Purchase Agreement is a purchase of no less than ninety percent (90%) of the issued and outstanding capital stock of Emergystat, Inc. and Emergystat of Sulligent, Inc., and the transaction contemplated by the Southland Purchase Agreement is the purchase of 100% of the issued and outstanding capital stock of Southland Health Services. Neither the Emergystat Purchase Agreement nor the Southland Purchase Agreement provides for the purchase of any assets of Borrower or any assets constituting Lender’s Collateral securing the Obligations. The Purchase Agreement does not provide for the purchase of any assets of Borrower or any assets constituting Lender’s Collateral securing the Obligations and does not in any way affect the perfection or priority of Lender’s security interests therein.

10.3 Financial Resources. Purchaser has sufficient assets and financial resources to perform its obligations under this Agreement, including, but not limited to, a Twelve Million Dollar equity line with Cornell Capital Partners, LP (the “Equity Line”). No event of default under the Equity Line, or event that, with the giving of notice or lapse of time or both, could become an event of default thereunder, has occurred and is continuing.

10.4 No Default. Except as disclosed in the Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended September 30, 2004 (a true and complete copy of the such disclosures is attached hereto as Schedule 3 and by this reference made a part hereof), Purchaser is not in default under or with respect to any obligation or agreement in any respect, and no event that, with the giving of notice or lapse of time or both, could become an event of default thereunder, has occurred and is continuing, which would have a Material Adverse Effect.

10.5 Organization; Good Standing. Purchaser (i) is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, (ii) is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, (iii) has the corporate power and authority to own its assets and transact the business in which it is engaged, and (iv) has obtained all certificates, licenses and qualifications required under the laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business, all of which are in the name of Purchaser. Purchaser’s organizational identification number is 94-3371514.

10.6 Authority. Purchaser has full corporate power and authority to enter into, execute, and deliver this Agreement and to perform its obligations under this Agreement, and to incur and perform the obligations hereunder, all of which have been duly authorized by all necessary corporate action. No consent or approval of shareholders of Purchaser and no consent, approval, filing or registration with any Governmental Authority is required as a condition to the validity of this Agreement or the performance by Purchaser of its obligations hereunder.

10.7 No Conflicts. Purchaser’s execution and delivery of this Agreement and of the Purchase Agreement do not, and the performance of its obligations hereunder and thereunder will not, violate, conflict with, or constitute a default under: (i) any provision of Purchaser’s articles of incorporation or bylaws, (ii) any provision of any law, rule, or regulation applicable to Purchaser, (iii) any indenture or other agreement or instrument to which Purchaser is a party or by which Purchaser or its property is bound, or (iv) any judgment, order or decree of any court, arbitration tribunal, or Governmental Authority having jurisdiction over Purchaser which is applicable to Purchaser.

10.8 Compliance with Laws. Purchaser has obtained and maintains all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect. Purchaser is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances.

10.9 Name; Address. Purchaser’s exact legal name is as set forth in the Preamble to this Agreement. Purchaser has not conducted business under or used any other name other than as set forth in the Preamble to this Agreement. The chief executive office and principal place of business for Purchaser is located at 2344 Woodridge Avenue, Kingsport, Tennessee 37664.

10.10 Litigation. Except as disclosed in the Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended September 30, 2004 (a true and complete copy of the such disclosures is attached hereto as Schedule 3 and by this reference made a part hereof), there are no actions, suits, proceedings or investigations pending or threatened against Purchaser before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Purchaser, could have a Material Adverse Effect. Purchaser is not in default with respect to any order of any court, arbitrator, or Governmental Authority applicable to Purchaser or its properties.

10.11 Taxes. Purchaser has filed all federal, state and other tax returns which are required to be filed, and has paid all taxes shown as due on those returns and all assessments, fees and other amounts due as of the date of this Agreement. All tax liabilities of Purchaser are adequately provided for such Purchaser’s books. No tax liability has been asserted by the

Internal Revenue Service or other taxing authority against Purchaser for taxes in excess of those already paid.

10.12 Benefit to Purchaser. Purchaser acknowledges and agrees that following the Emergystat Closing Date and the Southland Closing Date, the entities comprising Borrower will be indirect subsidiaries of Purchaser, and Purchaser will own, indirectly, no less than ninety percent (90%) of Emergystat, Inc. and ninety percent (90%) of Emergystat of Sulligent, Inc. Because of the business relations between Purchaser and Borrower, it will be of direct benefit to Purchaser that it enter into this Agreement and undertake its obligations set forth herein and to assure the payment and performance of Borrower’s obligations under this Agreement, and such entry into this Agreement will inure to the financial benefit of Purchaser.

10.13 2/1/05 Forbearance Agreement. Purchaser: (i) has received a true and complete copy of the 2/1/05 Forbearance Agreement, (ii) has read the same, and (iii) fully understands the obligations of Borrower thereunder.

10.14 Acknowledgement. Purchaser acknowledges and agrees that: (i) all amounts asserted to be due by Lender under the Loan Agreement, the Other Loan Documents, and the Forbearance Agreements, and all amounts asserted to be due by GE Healthcare under its installment agreements, are justly due and owing to Lender and to GE Healthcare, respectively (including, but not limited to, all amounts stated in Schedules “1” and “2” attached hereto), without any defense of Borrower or any right of Borrower to set off, recoup, or counterclaim (and, upon acceptance of any advance(s), including, but not limited to, each Twentieth Overline Funding, (ii) the Loan Agreement, the Other Loan Documents, the Forbearance Agreements, and the GE Healthcare Documents are valid and enforceable against each entity comprising Borrower in accordance with their respective terms, and are not subject to avoidance under applicable state law or federal law; and (iii) the liens and security interests granted to Lender in the Collateral pursuant to the Loan Agreement and the Other Loan Documents are valid, enforceable, and properly perfected, and are not subject to avoidance under applicable state law or federal law.

11. Purchaser’s Guaranty of Borrower’s Performance

11.1 To induce Lender to consent to the Emergystat Stock Purchase, subject to the terms and conditions of this Agreement, to enter into the 2/1/05 Forbearance Agreement, and in consideration thereof, Purchaser hereby unconditionally and irrevocably guarantees to Lender, and to its successors, endorsees, transferees, affiliates, and assigns (collectively encompassed, for purposes of this guaranty by Purchaser set forth in Sections 11.1 through 10.7 hereof, by references to “Lender”), Borrowers’ prompt and complete payment of the amounts set forth in Sections 3.1, 3.2, and 4 above, when due.

11.2 The obligations of Purchaser under this Agreement shall be an unconditional obligation to make prompt payment and performance to Lender regardless of the genuineness, validity, regularity or enforceability of any indebtedness or evidence of indebtedness of Borrower to Lender or of other circumstances that might otherwise under the laws of any jurisdiction constitute a legal or equitable discharge of a surety or a guarantor or a bar (in the nature of a moratorium or otherwise) to the enforcement of Lender’s rights either (i) against Borrower on all or any part of its Obligations or (ii) under this Agreement

11.3 Notwithstanding any payment or payments made by Purchaser under this Agreement or any setoff or application of funds of Purchaser by Lender, Purchaser shall not be entitled to be subrogated to any of the rights of Lender against Borrower or any collateral security or guarantee or right of offset held by Lender for the payment or performance of the Obligations, nor shall Purchaser seek any reimbursement from Borrower in respect of payments made by Purchaser under this Agreement, until all amounts then owing and any other performance then due to Lender by Borrower for or on account of the Obligations are paid in full and satisfied in full indefeasibly.

11.4 Any indebtedness of Borrower now or hereafter owed to or held by Purchaser is hereby subordinated to the indebtedness of Borrower to Lender; and such indebtedness of Borrower to Purchaser to Lender so requests shall be collected, enforced and received by Purchaser as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Purchaser under the other provisions of this Agreement.

11.5 The undertaking by Purchaser set forth in this Agreement is intended to be and shall be construed as a continuing guarantee and shall remain in full force and effect and shall be binding in accordance with and to the extent of its terms upon Purchaser and Purchaser’s successors, and shall inure to the benefit of Lender, and its successors, endorsees, transferees, and assigns.

11.6 If all or any part of the Obligations of Borrower to Lender are not paid when due as set forth in this Agreement, Purchaser hereby guarantees that it will pay the same to Lender, upon demand, without set-off or counterclaim and without reduction by reason of any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature that are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing authority, all of which will be for the account of and paid by Purchaser, and Lender need not first proceed to preserve, utilize or exhaust any other right or remedy against Borrower or any other guarantor or any security that Lender may have to obtain payment. The payment shall be made in immediately available funds to Lender’s office at 2 Bethesda Metro Center, Suite 600, Bethesda, Maryland 20814, Attention: Michael Gardullo, or at such other place as Lender may designate in writing.

11.7 In addition, Purchaser hereby covenants that it will not commence any type of action or proceeding, including, but not limited to, any counterclaim, against either Lender or GE Healthcare with respect to the Obligations, the GE Healthcare Obligations, or the documents evidencing such obligations, or Sections 11.1 through 11.7 of this Agreement.

12. Default and Remedies. (i) Any failure by Purchaser or Borrower, or both, to perform timely under this Agreement, or (ii) any representation or warranty made by Purchaser in this Agreement, any financial statement, or any statement or representation made in any other certificate, report or opinion delivered to Lender by Purchaser in connection with this Agreement proves to have been incorrect or misleading in any material respect when made, shall constitute an event of default (“Event of Default”) hereunder. In the event of an Event of Default hereunder, Lender may exercise any and all remedies available to it under this Agreement, the 2/1/05 Forbearance Agreement, at law, and in equity.

13. Indemnity. Purchaser hereby indemnifies and agrees to defend (with counsel acceptable to Lender) and hold harmless Lender, its officers, agents and employees (collectively, “Indemnitee”) from and against any liability, loss, cost, expense (including reasonable attorneys’ fees and expenses), claim, damage, suit, action or proceeding ever suffered or incurred by Lender or in which Lender may ever be or become involved (whether as a party, witness or otherwise) (i) arising from Purchaser’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under this Agreement, (ii) arising from the breach of any of the representations, warranties, or covenants contained in this Agreement, (iii) by reason of this Agreement or the transactions contemplated hereby, or (iv) relating to claims of any Person with respect to the Emergystat Purchase Agreement, the Emergystat Stock Purchase, the Southland Purchase Agreement, or the Southland Stock Purchase. Notwithstanding any contrary provision in this Agreement, the obligation of Purchaser under this Section 12 shall survive the payment in full of the Obligations and the termination of this Agreement.

14. Miscellaneous.

14.1 Amendment. This Agreement can be amended or terminated only explicitly in a writing signed by all parties to this Agreement.

14.2 Waiver; Remedies Cumulative. A waiver signed by Lender shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Lender’s rights or remedies. All rights and remedies of Lender shall be cumulative and may be exercised singularly or concurrently, at Lender’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

14.3 Successors and Assigns. This Agreement shall be binding upon Purchaser and Borrower and their respective successors and assigns, except that neither Purchaser nor Borrower may assign any of their rights or duties under this Agreement without the prior written consent of Lender. This Agreement shall be binding upon and inure to the benefit of Lender and its successors and assigns. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the payment in full of the Obligations.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Maryland.

16. Severability. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained in this Agreement or prescribed by this Agreement.

17. Interpretation; Headings. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. Each of the parties hereto shall be deemed to have drafted this Agreement. The rule of law that provides that ambiguities, inconsistencies and the like shall be construed against the author of a document or contract shall not apply to this Agreement. The titles of the Sections of this

Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words “herein,” “hereinabove,” “hereof,” and “hereunder” shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

18. Authorized. This Agreement has been duly and validly authorized by all necessary action on the part of all parties hereto.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but which counterparts together shall constitute but one and the same instrument.

THE PARTIES HERETO HEREBY (I) CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MARYLAND IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AGREEMENT; (II) WAIVE ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT; AND (III) AGREE THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

EACH PURCHASER AND BORROWER WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, each of Purchaser and Borrower waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Purchaser and Borrower certifies that neither Lender nor any representative, agent or attorney of Lender has represented, expressly or otherwise, that Lender would not, in event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

“LENDER”	“BORROWER”

GENERAL ELECTRIC CAPITAL CORPORATION, A DELAWARE CORPORATION	EMERGYSTAT, INC, A MISSISSIPPI CORPORATION

By:	By:
Its	Title

EMERGYSTAT OF SULLIGENT, INC.,
AN ALABAMA CORPORATION

By
Title

EXTENDED EMERGENCY SERVICES,
INC., AN ALABAMA CORPORATION

MED EXPRESS OF MISSISSIPPI, LLC, A
MISSISSIPPI LIMITED LIABILITY
COMPANY

By
Title

“PURCHASER”

BAD TOYS HOLDINGS, INC., A NEVADA CORPORATION

By
Title

CONSENT AND AGREEMENT OF GUARANTOR

This Consent and Agreement of Guarantor is executed by the undersigned Johnny Glenn Crawford (the “Guarantor”) with respect to the foregoing Tri-Party Agreement. Guarantor acknowledges receiving and reading the foregoing Tri-Party Agreement. Guarantor hereby consents to the Tri-Party Agreement and to Borrower’s entering into and performing under the foregoing Tri-Party Agreement. Guarantor further acknowledges and agrees that the Tri-Party Agreement has no affect upon the Guaranty Documents which documents shall continue in full force and effect.

Dated as of the foregoing Tri-Party Agreement.

JOHNNY GLENN CRAWFORD

GUARANTOR